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                                                               Exhibit (a)(1)(h)

                  FORM OF AMENDMENT TO STOCK OPTION AGREEMENTS

                                  TENNECO INC.

                      AMENDMENT TO STOCK OPTION AGREEMENTS

      Tenneco Inc. (the "Company") and [NAME] (the "Optionee") are parties to the stock option agreements described on Exhibit A (the "Agreements") granting Optionee options (the "Options") to purchase shares of the Company's common stock (the "Shares") subject to the terms of the Company stock plan identified on Exhibit A.

1. Modification of Exercise Price. As of October 22, 2007, the exercise prices per Share set forth in the Agreements shall be amended to the new exercise prices per Share set forth on Exhibit A.

2. Option Agreements. To the extent not expressly amended hereby, the Agreements remain in full force and effect.

3. Entire Agreement. This Amendment, taken together with the Agreements (to the extent not expressly amended hereby) and any duly authorized written agreement entered into by and between the Company and the Optionee relating to the stock option grants evidenced by the Agreements, represent the entire agreement of the parties, supersede any and all previous contracts, arrangements or understandings between the parties with respect to the stock option grants evidenced by the Agreements, and may be amended at any time only by mutual written agreement of the parties hereto. This Amendment amends each of the Agreements.

4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois.

IN WITNESS WHEREOF, this instrument is executed as of October __, 2007.

OPTIONEE                                       TENNECO INC.


Signature                                      By


Print Name                                     Title

                                    EXHIBIT A

 OPTION         GOVERNING STOCK       DEEMED OPTION     NEW EXERCISE PRICE
AGREEMENT         OPTION PLAN          GRANT DATE           PER SHARE
